UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2023
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 7, 2023, Evoqua Water Technologies Corp. (the “Company”) held its 2023 Annual Meeting of Stockholders. The following matters were voted upon, and the final voting results for each matter are set forth below.
Proposal 1: The Company’s stockholders elected each of the following Class II director nominees to the Company’s Board of Directors to hold office until the annual meeting of stockholders following the fiscal year ending September 30, 2025, or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Ron C. Keating	81,384,784	28,859,149	3,352,687
Martin J. Lamb	69,733,934	40,509,999	3,352,687
Peter M. Wilver	76,448,170	33,795,763	3,352,687

Proposal 2: The Company’s stockholders approved, on an advisory basis, the compensation of the Company's named executive officers. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
100,045,319	10,049,632	148,982	3,352,687
Proposal 3: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
112,152,574	773,163	670,883	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2023		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer